Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
(Steven G. Murdock)
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of June 29, 2011, by and between STEVEN G. MURDOCK (“Executive”) and MEADE INSTRUMENTS CORP., a Delaware corporation (the “Company”).
RECITALS
A. WHEREAS, Executive and the Company entered into that certain Employment Agreement dated as of February 1, 2010 (the “Agreement”); and
B. WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and, except as otherwise expressly provided in this Amendment, all capitalized terms used herein shall have the same meanings as set forth in the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendments. Paragraph (b) of Section 4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Incentive Compensation.
(i) Executive shall also be entitled to a cash bonus if certain targets are achieved. The calculation of such cash bonus amount shall be determined by the Company’s compensation committee within the first sixty (60) days of each fiscal year; provided, however, that for the Company’s FY2012 the cash bonus shall be calculated as set forth in Section 4(b)(ii) below.
(ii) Executive shall receive a cash bonus, if any, based on the Company’s EBITDA for FY2012 according to the following table:

EBITDA	Bonus
> $112,000 < $224,000	$12,500
> $224,000 < $336,000	$25,000
> $336,000 < $448,000	$37,500
> $448,000 < $560,000	$50,000
> $560,000	$62,500

Any such cash bonus shall be paid to Executive prior to April 15, 2012. For purposes of this Agreement, the following terms shall have the following meanings:
“FY2012” means the Company’s fiscal year ending February 28, 2012.
“EBITDA” means an amount equal to the Net Income (without taking into account any payment to Executive under this Section 4(b)(ii) and any bonus payment to John Elwood) for FY2012 plus the provision for interest, income taxes and plus the amount of Non-Cash Items.
“Net Income” means the Company’s net income as determined in accordance with generally accepted accounting principles in the United States, determined on a consistent basis).
“Non-Cash Items” means the following items to the extent included in Net Income for FY2012:
(A)	depreciation and amortization expense;
(B)	stock-based compensation expense; and
(C)	impairment of inventory, goodwill and/or intangibles charges.
(iii) If Executive is terminated by the Company for any reason or Executive voluntarily terminates his employment for any reason at any time prior to end of FY2012, Executive shall not be entitled to any payment under Section 4(b)(ii); provided, however, if after November 1, 2011, Executive is terminated by the Company without Cause, he terminates his employment for Good Reason, he dies, he suffers a Disability, or this Agreement is not renewed by the Company, then the Company shall pay Executive or his estate (in the case of his death) any payment which would be due and payable under Section 4(b)(ii) as if he had remained employed by the Company throughout the end of FY2012.”
2. Effect of Amendment. Except to the extent modified by this Amendment, the Agreement remains in full force and effect. If any provisions of this Amendment contradicts or is inconsistent with any provision of the Agreement, then the provisions of this Amendment shall prevail.
3. Miscellaneous. This Amendment, and all disputes between the parties under or related to this Amendment or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. This Amendment and the Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above, which date for all purposes shall be considered to be the date of this Amendment.

“EXECUTIVE”

/s/ STEVEN G. MURDOCK

Steven G. Murdock

“COMPANY”

MEADE INSTRUMENTS CORP., a Delaware corporation

By:	/s/ JOHN A. ELWOOD John A. Elwood, Chief Financial Officer

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